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                                                                    EXHIBIT 10.2

                                                                  Execution Copy

                             STOCKHOLDERS' AGREEMENT

     THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made and entered into this 23rd day of August, 2002, by and among VAALCO International, Inc., a Delaware corporation (the "Company"), VAALCO Energy, Inc., a Delaware corporation ("VEI"), and Nissho Iwai Corporation, a Japanese corporation ("NIC").

                             Preliminary Statements

     WHEREAS, NIC, VEI and the Company (collectively the "Parties") are party to that certain Stock Purchase Agreement dated as of August 23, 2002 (the "Purchase Agreement"), pursuant to which NIC will purchase from VEI 999 shares of the Company's common stock, par value $0.001 per share (the "Common Stock");

     WHEREAS, VEI is the holder of the remaining 9001 shares of Common Stock outstanding, and continues to be a party to the Subscription Agreement dated August 23, 2002 between the Company and VEI with respect to such shares (as amended, supplemented or otherwise modified from time to time, (the "Subscription Agreement"); and

     WHEREAS, the parties hereto deem it in their mutual best interests to make the agreements contained herein.

                                    Agreement

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The following defined terms shall have the respective meanings assigned to them below:

     "1818 Fund" shall mean The 1818 Fund II, L.P., a Delaware limited partnership and its successors and assigns.

     "AFE" shall mean an authorization for expenditure pursuant to Article 6.6 of the Joint Operating Agreement.

     "Agreement" shall have the meaning set forth in the Preamble to this Agreement.

     "Amounts Attributable to a Consent Operation" shall have the meaning set forth in Section 6(a).

     "Amounts Attributable to Non-Consent Operations" shall have the meaning set forth in Section 5(a).

     "Approved Budget" shall mean the annual budget forming part of the Work Program and Budget as in effect from time to time, as discussed and approved in accordance with Article VI

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of the Joint Operating Agreement. The Approved Budget for the current fiscal year is attached as Exhibit C.

     "Capital Cost of Consent Operations" shall have the meaning set forth in
Section 5(a).

     "Capital Cost of a Non-Consent Operation" shall have the meaning set forth in Section 6(a).

     "Cash Call" shall have the meaning set forth in Section 6(e).

     "Common Stock" shall have the meaning set forth in the Preliminary Statements to this Agreement.

     "Company" shall have the meaning set forth in the Preamble to this Agreement.

     "Consent Operation" means all Mandatory Operations and any Discretionary Operations with respect to which there are no Non-Consenting Stockholders.

     "Consenting Stockholder" shall have the same meaning set forth in Section 6(b).

     "Default Loan" shall have the same meaning set forth in Section 7(a).

     "Default Note" shall have the same meaning set forth in Section 7(a).

     "Default Notice" shall have the same meaning set forth in Section 7(a).

     "Designated Director" shall mean a person designated as a nominee for election to the Company's Board of Directors pursuant to this Agreement in accordance with Section 2(a). The initial Designated Directors are: W. Russell Scheirman, Robert Gerry III and Shinichi Teranishi.

     "Designated Officer" shall mean the following persons designated for election to serve as officers of the Company by the Company's Board of
Directors:

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Name                                   Title
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W. Russell Scheirman                   President, Treasurer, Assistant Secretary
--------------------------------------------------------------------------------
Shinichi Teranishi                     Vice President (NIC Representative)
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Gayla Cutrer                           Vice President, Secretary
--------------------------------------------------------------------------------

     "Discretionary Operations" shall have the same meaning set forth in Section 6(a).

     "Disposition" shall mean any sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary or in full or in part.

     "Drag Along Right" shall have the meaning set forth in Section 10(c).

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     "Etame Field Contract Area" shall mean that certain area offshore the
Republic of Gabon in which VGEI has a 30.35% participating interest pursuant to the Production Sharing Contract.

     "Excess Amount" shall have the meaning set forth in Section 6(d).

     "Excess Percent" shall have the meaning set forth in Section 6(d).

     "IFC" shall mean the International Finance Corporation and its successors and assigns.

     "IFC Loan" shall mean the loan evidenced by Loan Agreement dated April 19, 2002, between IFC and VGEI, as amended, supplemented or modified from time to time.

     "Initial Percent" shall have the meaning set forth in Section 6(b).

     "Initial Revolving Note" shall have the meaning set forth in Section 5(c).

     "Joint Operating Agreement" shall mean the Joint Operating Agreement dated as of April 4, 1997 among VGEI, VAALCO Energy (Gabon), Inc., Western Atlas Afrique, Ltd., Petrofields Exploration & Development Co., Inc. and Alcorn Petroleum and Minerals Corporation, as it may be amended, supplemented or modified from time to time.

     "Mandatory Operation" shall mean a particular operation in the Etame Field Contract Area relating to (i) Minimum Work Obligations pursuant to Article V of the Joint Operating Agreement approved by the Operating Committee, (ii) any other operation conducted as contemplated by a Work Program and Budget, provided that VGEI did not vote against the proposal for such operation as contemplated by Section 5.13(B) of the Joint Operating Agreement, or (iii) in connection with emergency actions for which reimbursement of the Operator is mandatory, including pursuant to Article 4.2(B)(11) and Article 13.5 of the Joint Operating Agreement.

     "Minimum Work Obligations" shall mean those work and/or expenditure obligations specified in the Production Sharing Contract which must be performed during the then current Production Sharing Contract phase or period in order to satisfy the obligations of the Production Sharing Contract.

     "Monthly Statement" shall have the meaning set forth in Section 5(a).

     "NIC" shall have the meaning set forth in the Preamble to this Agreement.

     "Non-Consent Note" shall have the meaning set forth in Section 6(e).

     "Non-Consent Operation" will mean any Discretionary Operation with respect to which there is a Non-Consenting Stockholder.

     "Non-Consenting Stockholder" shall have the meaning set forth in Section 6(b).

     "Offering Notice" shall have the meaning set forth in Section 10(a)(i).

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     "Offering Price" shall mean the price at which the Selling Stockholder would be willing to make a Disposition of the Subject Shares to the other Stockholders.

     "Operating Committee" shall mean the committee constituted in accordance with Article V of the Joint Operating Agreement.

     "Operator" shall mean the operator of the Etame Field Contract Area under the Joint Operating Agreement.

     "Participation Agreement" shall mean the agreement of even date herewith between 1818 Fund and NIC with respect to NIC's participation under the Subordinated Loan.

     "Party" shall mean the Company, VEI, NIC or any other party to this Agreement as applicable.

     "Party in Default" shall have the meaning set forth in Section 7(a).

     "Permitted Disposition" shall have the meaning set forth in Section 9.

     "Pledge of Shares Agreement" shall mean the Pledge of Shares Agreement dated May 31, 2002 between VEI and IFC, as amended modified or otherwise supplemented from time to time.

     "Production Sharing Contract" shall mean that certain Exploration and Production Sharing Contract dated as of July 7, 1995, between VGEI and the Republic of Gabon, and any extension, renewal or amendment thereof and any supplements or modification thereto.

     "Proposed Purchaser" shall have the meaning set forth in Section 10(b).

     "Purchase Agreement" shall have the meaning set forth in the Preliminary Statements to this Agreement.

     "Reply Notice" shall have the meaning set forth in Section 10(a)(i).

     "Request for Advance" shall have the meaning set forth in Section 5(b).

     "Revolving Note" shall mean one or more of the Company's revolving promissory notes payable to a Stockholder substantially in the form of Exhibit B, completed as contemplated by this Agreement.

     "Section 7.2(E) Request" shall have the meaning set forth in Section 6(b).

     "Selling Stockholder" shall have the meaning set forth in Section 10(a).

     "Stockholders" shall mean VEI, NIC and any person who executes or is required to execute an Addendum Agreement (attached hereto as Exhibit A).

     "Subject Shares" shall have the meaning set forth in Section 10(a).

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     "Subordinated Loan" shall mean that loan facility evidenced by the
Subordinated Credit Agreement dated as of June 10, 2002, between 1818 Fund and VEI, as amended, modified or otherwise supplemented from time to time.

     "Subordination and Share Retention Agreement" shall mean that Subordination and Share Retention Agreement dated May 10, 2002 between VGEI, VEI and IFC, as amended, modified or otherwise supplemented from time to time.

     "Subscription Agreement" shall have the meaning set forth in the Preliminary Statements to this Agreement.

     "Tag Along Stockholders" shall have the meaning set forth in Section 10(b).

     "Tag Along Notice" shall have the meaning set forth in Section 10(b).

     "Tag Along Shares" shall have the meaning set forth in Section 10(b).

     "Unfunded Capital Costs of Consent Operations" shall have the meaning set forth in Section 5(a).

     "VEI" shall have the meaning set forth in the Preliminary Statements to this Agreement.

     "VGEI" shall mean the Company's subsidiary VAALCO Gabon (Etame) Inc., a Delaware corporation.

     "Voting Securities" shall mean Common Stock and any other securities of the Company entitled to vote generally for the election of directors of the Company.

     "Work Programs and Budgets" shall mean work programs for those operations and activities carried out by the Operator pursuant to the Joint Operating Agreement, the costs of which are chargeable to all parties, and budget therefore as described and approved in accordance with Article VI of the Joint Operating Agreement.

2. Directors; Voting Agreement; Officers.

     (a) For so long as this Agreement shall be in effect, the Company's Board of Directors shall be comprised of three members, two of which shall be nominated by VEI and one of which shall be nominated by NIC (with each such director being referred to as a "Designated Director"). If there exists a Party in Default, each Stockholder agrees to use its reasonable best efforts, including voting its shares of Common Stock, to cause the Company's Board of Directors to remove any Designated Director(s) of the Party in Default from the Company's Board of Directors for so long as the default is continuing. Upon cure of such default, the Stockholders agree to cause the Company to promptly nominate for election or re-election, as the case may be, to the Company's Board of Directors a nominee designated by the Stockholder that was formerly the Party in Default.

     (b) Each Stockholder agrees (i) to use its reasonable best efforts to cause the Company's Board of Directors to be composed of three members, (ii) to use its reasonable best

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efforts to cause the Company to nominate or cause to be nominated to the
Company's Board of Directors all Designated Directors (iii) to use its reasonable best efforts to cause the Company to elect or cause to be elected to serve as officers of the Company all Designated Officers and (iv) to vote or cause to be voted all Voting Securities beneficially owned by such Stockholder in favor of the election of the Designated Directors to the Company's Board of Directors.

     (c) In the event of the death, incapacity, resignation or removal of a Designated Director, the Stockholder who initially nominated such Designated Director shall promptly nominate a new person to be a Designated Director to fill the vacancy caused thereby and the Stockholders shall use their reasonable best efforts to promptly cause such Designated Director to be elected to the Company's Board of Directors in accordance with Section 2(b).

     (d) Each Stockholder agrees to use its reasonable best efforts to cause the Company's Board of Directors to re-elect the Designated Officers until such time as the Company's Board of Directors unanimously agrees not to re-elect or unanimously agrees to remove one or more of such Designated Officers. In the event of the death, incapacity, resignation or removal of a Designated Officer, the Stockholder who initially selected such Designated Officer shall promptly select a new person to be a Designated Officer to fill the vacancy caused thereby and the Stockholders shall use their reasonable best efforts promptly cause such Designated Officer to be elected to the Company's Board of Directors in accordance with Section 2(b).

     (e) Unanimous approval of the Company's Board of Directors shall be required for the following actions:

          (i) determining the amount, if any, of fees and compensation amounts to be paid by the Company to the officers and members of the Board of Directors of the Company;

          (ii) approval of any loans by the Company to the officers or members of the Board of Directors of the Company;

          (iii) other than for advances or loans by the Stockholders contemplated by this Agreement, borrowing by the Company of any amounts over $1,000,000 aggregate principal amount outstanding at any one time; and

          (iv) to incur any general and administrative expense that would cause total general and administrative expenses to exceed $25,000 during any fiscal year of the Company.

3. Unanimous Stockholder Approval. Each Stockholder agrees that each of the following actions will require the unanimous approval of all Stockholders and that it will use its reasonable best efforts, including voting against such action if a vote is required, to prevent any of the following actions from occurring without unanimous approval of all Stockholders:

     (a) Any transaction of merger, consolidation or reorganization, conveyance, sale, lease, exchange, transfer, pledge or other disposition in any transaction or related series of transactions of all or substantially all of the respective capital stock, properties, business or assets of the Company or VGEI, except for: (i) any direct or indirect sale, transfer or assignment of common stock of VGEI pursuant to realization of any pledge relating to the IFC Loan or Subordinated Loan, or as otherwise provided herein, (ii) transfers pursuant to which: (x) the

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Stockholders receive their proportionate interest in (based on ownership of
Common Stock) and become, directly or indirectly, parties to the Joint Operating Agreement, Production Sharing Contract and other agreements relating to the ownership and operation of the Etame Field Contract Area and (y) no right of first refusal or preferential right is triggered under the Joint Operating Agreement or Production Sharing Contract with respect to such transfer; provided however that the Stockholders acknowledge and agree that if at anytime a Stockholder desires to divest its underlying economic interest in the Etame Field Contract Area, each of the Stockholders shall cooperate and act reasonably to allow such Stockholder to accomplish the divestiture of its underlying economic interest in the Etame Field Contract Area.

     (b) Any disposition of capital stock of the Company, provided that if there is a Party in Default, until any default causing such Party to be a Party in Default shall have been cured, any disposition of capital stock of the Company shall be approved by a majority of the Company's Board of Directors excluding the Designated Director(s) of the Party in Default.

     (c) Any new investments by the Company outside of the Etame Field Contract Area.

4. Dividend Policy. Each Stockholder agrees to use its reasonable best efforts to cause the Company's Board of Directors to adhere to a dividend policy whereunder, to the extent permitted by Delaware law, all cash flow from Mandatory Operations and all cash flow from Discretionary Operations, less any amount used to repay advances to Stockholders made pursuant to Sections 5 or 6, or 7 and as reasonably determined by the Board of Directors to be necessary to fund the working capital requirements of the Company over the next 12 months, shall be distributed to the Stockholders as a dividend at least annually. The Company agrees, as the sole stockholder of VGEI, to use its reasonable best efforts to cause VGEI's Board of Directors to adhere to a dividend policy whereunder, to the extent permitted by Delaware law, all cash on hand, less any amount reasonably determined by the Board of Directors of VGEI to be necessary to fund the working capital requirements of VGEI over the next 12 months contained in an Approved Budget, shall be distributed to the Company as a dividend, at least annually; provided, however, for so long as the IFC Loan remains in effect, such policy shall comply with the terms and conditions of the IFC Loan and the transactions contemplated therein.

5. Funding of Consent Operations.

     (a) As used herein, (i) "Capital Costs of Consent Operations" means the amount allocable to VGEI as set forth in a monthly statement ("Monthly Statement"), AFE or supplemental AFE issued by the Operator under the Joint Operating Agreement stating the payments then due or to become due by VGEI to fund its pro rata share of a Consent Operation attributable to periods after March 31, 2002; (ii) "Unfunded Capital Costs of Consent Operations" means, at any time, the Capital Costs of Consent Operations, less without duplication (x) any amounts (net of reasonable reserves established by the Company) then held by the Company representing Amounts Attributable to Consent Operations (y) any amounts that VGEI determines are available to fund such costs under the IFC Loan and (z) any funds held by VGEI, other than Amounts Attributable to Non-Consent Operations, less reserves deemed necessary by VGEI to meet working capital requirements over the next 12 months contained in an Approved Budget or amounts determined by VGEI to be necessary under the IFC Loan to maintain minimum equity threshold levels; and (iii) "Amounts Attributable to Consent

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Operations" means all funds held by the Company at any time attributable to dividends, payments or other amounts received by the Company from VGEI or any other source other than Amounts Attributable to Non-Consent Operations. The Company shall cause VGEI to provide to the Company and the Stockholders within 30 days after the last day of VGEI's fiscal quarter on a quarterly basis a cash flow projection covering at least the next 90 days from the date of this Agreement.

     (b) Subject to the terms and conditions set forth herein, each Stockholder agrees to advance to the Company, from time to time as provided herein, pursuant to the Initial Revolving Note, such Stockholder's pro rata share, based on the number of shares of Common Stock owned, of Unfunded Capital Costs of Consent Operations. Unless otherwise agreed by the Stockholders, not less than 10 days (or such shorter period as may be necessary) before due and promptly upon receipt by VGEI of the Monthly Statement, any AFE or supplemental AFE, the Company shall cause VGEI to distribute to the Company and the Stockholders a copy of the Monthly Statement, AFE or Supplemental AFE and the Company shall distribute to each Stockholder a request for advance ("Request for Advance") setting forth the amount of the Capital Costs of Consent Operations, the Unfunded Capital Costs of Consent Operations, such Stockholder's share of such Unfunded Capital Costs of Consent Operations, the due date for the advance of such Stockholder's share of such costs and wire transfer instructions for payment of such advance. On or prior to the due date for such payment as specified in the Request for Advance, each Stockholder shall wire transfer to the account specified in such Request for Advance such Stockholder's share of the Unfunded Capital Cost of Consent Operations as specified in the Request for Advance. The Company shall promptly advance such funds to VGEI as a capital contribution or loan, as determined by the Company; provided that if the IFC Loan has not been repaid, the advance shall be made in accordance with the terms of the IFC Loan.

     (c) On the date hereof, the Company has executed and delivered to each Stockholder a Revolving Note pursuant to which the advances contemplated by this Section and with respect to Consent Operations will be made and repaid ("Initial Revolving Note"). All principal and interest of the Initial Revolving Notes will be non-recourse to the Company, payable solely from Amounts Attributable to Consent Operations. The terms and conditions of the Initial Revolving Note shall be incorporated by reference herein as if fully stated herein.

     (d) The Stockholders acknowledge and agree that it is the intention of such Stockholders and of the Company to utilize the available capital of VGEI and the Company and the funds available to VGEI under the IFC Loan to the maximum extent possible to fund VGEI's obligations under the Joint Operating Agreement before requiring the Stockholders to advance additional amounts to the Company except to the extent required under the IFC Loan to maintain threshold equity levels and to otherwise comply with the terms and conditions of the IFC Loan.

6. Funding of Non-Consent Operations.

     (a) As used herein, (i) a "Discretionary Operation" means a particular operation in the Etame Contract Field Area under the Joint Operating Agreement other than a Mandatory Operation for which an AFE has been issued or is proposed to be issued; (ii) a "Non-Consent Operation" shall mean a Discretionary Operation with respect to which one party is a

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Consenting Stockholder and the other party is a Non-Consenting Stockholder;
(iii) "Capital Cost of a Non-Consent Operation" shall mean the capital costs accrued after March 31, 2002 and paid or payable by VGEI under the Joint Operating Agreement with respect to a Non-Consent Operation; and (iv) "Amounts Attributable to a Non-Consent Operation" means, for each Non-Consent Operation, at any time, all dividends or other payments received by the Company from VGEI attributable to such Non-Consent Operation plus any interest or other earnings thereon. For the avoidance of doubt a Discretionary Operation may include Exclusive Operations under and as defined in the Joint Operating Agreement, or operations in which all parties to the Joint Operating Agreement participate.

     (b) The Company shall cause VGEI to promptly provide written notice to the Company and the Stockholders of each and every communication received or sent under the Joint Operating Agreement requesting that VGEI consent to or not consent to any operation. Each Stockholder shall notify the Company within the time periods specified below, whether (i) such Stockholder agrees to advance to the Company, from time to time as provided herein, an amount equal to such Stockholder's Initial Percent of the Capital Cost of such Discretionary Operation or (ii) such Stockholder will not advance such funds. As used herein,
(i) a Stockholder's "Initial Percent" is equal to the number of shares of Common Stock then owned by a Stockholder divided by the total number of shares of Common Stock then outstanding, expressed as a percentage; (ii) a Stockholder which agrees to advance such funds shall be deemed a "Consenting Stockholder" and a Stockholder which does not agree, or is deemed not to agree, to advance such funds shall be a "Non-Consenting Stockholder." A Stockholder shall be deemed to have elected not to advance funds, and shall be deemed a Non-Consenting Stockholder, if such Stockholder has not notified the Company of its agreement to advance funds as contemplated by this Section 6(b) no later than 12 hours prior to VGEI's deadline to respond under the Joint Operating Agreement to the extent the deadline is twenty-four hours or less and no later than one day prior to any other deadlines under the Joint Operating Agreement by which VGEI is required to respond with respect to its election as to such proposed Discretionary Operations. If, with respect to a Discretionary Operation, a party to the Joint Operating Agreement exercises its non-consent rights and VGEI is requested to contribute additional amounts to pay a portion of the amounts attributable to the non-consenting party as contemplated by
Section 7.2(E) of the Joint Operating Agreement (a "Section 7.2(E) Request"), then the Company shall cause VGEI to notify the Company and the Stockholders of such request. With respect to any operation, each Stockholder consent shall be deemed revoked with respect to such operation upon receipt of a Section 7.2(E) Request, and the Section 7.2(E) Request shall be deemed a new request that VGEI consent to an operation and shall be subject to the provisions of Section 6.2(b).

     (c) If all of the Stockholders are Consenting Stockholders, then the Company shall cause VGEI to take all actions under the Joint Operating Agreement to consent to the Discretionary Operation. If one or more Stockholders is a Non-Consenting Stockholder, the Company will cause VGEI to take all actions under the Joint Operating Agreement to not consent to the operation, subject to Subsection (d) below.

     (d) If one or more Stockholders is a Non-Consenting Stockholder, the Company may request that the Consenting Stockholders agree in writing to advance the Initial Percent of the Capital Costs of a Discretionary Operation allocable to the Non-Consenting Stockholders. If one

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or more Consenting Stockholders agrees to advance the entire Initial Percent of the Capital Costs of a Discretionary Operation allocable to Non-Consenting Stockholders then the Company shall cause VGEI to take all actions under the Joint Operating Agreement to consent to the Discretionary Operation (and such Discretionary Operation shall be deemed a Non-Consent Operation as used herein). The portion of the Initial Percent of the Capital Costs of a Non-Consent Operation that a Consenting Stockholder agrees to advance that were otherwise allocable to Non-Consenting Stockholders is referred to as the Consenting Stockholder's "Excess Percent" For purposes of greater clarity, if a Consenting Stockholder agrees to fund 50% of the Initial Percent of a Non-Consenting Stockholder in respect of a Non-Consent Operation and such Initial Percent of such Non-Consenting Stockholder is 20%, the Excess Percent of such Consenting Stockholder in respect of such Non-Consent Operation shall be 10%. The amount of Capital Costs of a Non-Consent Operation actually advanced by a Consenting Stockholder shall be referred to as such Stockholder's "Excess Amount" in respect of such Non-Consent Operation.

     (e) If the Company has caused VGEI to consent to a Non-Consent Operation as contemplated by this Section, each Consenting Stockholder agrees to advance to the Company, from time to time as provided herein, such Consenting Stockholder's Initial Percent and Excess Percent, if any, of each Cash Call with respect to such Non-Consent Operation. Promptly following receipt of an AFE, supplemental AFE, Cash Call or other request for payment of all or a portion of the Capital Cost of a Non-Consent Operation ("Cash Call") made to VGEI under the Joint Operating Agreement for any Non-Consent Operation, the Company shall cause VGEI to promptly notify the Company, and to provide to the Company a copy of such Cash Call and all other information received in connection with such Cash Call. The Company shall promptly provide to each Stockholder which is a Consenting Stockholder with respect to such Non-Consent Operation, a copy of the materials received from VGEI together with the following: (i) the aggregate amount of the Cash Call, (ii) the Initial Percent of such Consenting Stockholder, (iii) the Excess Percent of the Consenting Stockholder, if any, (iv) the total amount such Consenting Stockholder is required to advance and (v) wire transfer instructions for the account to which such Consenting Stockholder should transfer such funds. Each Consenting Stockholder shall promptly, but in any event within five business days of the receipt of such materials, advance to the Company by wire transfer to the account specified in the foregoing notice, an amount equal to such Consenting Stockholder's Initial Percent multiplied by the applicable Cash Call plus such Stockholder's Excess Percent, if any, multiplied by the applicable Cash Call. Such advances shall be made pursuant to a Revolving Note, in a form substantially similar to the Initial Revolving Note with appropriate changes to reflect the repayment terms set forth herein ("Non-Consent Note"). A Non-Consent Note shall be issued by the Company to the Consenting Stockholder at the time the applicable funds are advanced and shall provide that all amounts owed or owing under such note shall be payable solely out of the Amounts Attributable to the Non-Consent Operation with respect to which such note was made and shall be otherwise non-recourse to the Company. The Company shall advance the amounts received from the Consenting Stockholders to VGEI as a loan or capital contribution, as determined by the Company; provided that if the IFC Loan has not been repaid, the advance shall be made in accordance with the terms of the IFC Loan and the Transaction Documents (as defined in the loan agreement evidencing the IFC Loan).

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     (f) With respect to each Non-Consent Operation, the Non-Consenting
Stockholder(s) shall assign to each Consenting Stockholder (pro rata in accordance with such Consenting Stockholder's Excess Percent), as liquidated damages for the failure to consent to such operation, the right to receive all dividends or other distributions payable by the Company to such Non-Consenting Stockholder representing Amounts Attributable to such Non-Consent Operation until such time as the Consenting Stockholders shall have received:

          (i) if such Non-Consent Operation is described in Section 7.5(B)(i) of the Joint Operating Agreement, 300% of the Excess Amount advanced by such Consenting Stockholder; and

          (ii) otherwise, 500% of the Excess Amount advanced by such Consenting Shareholder.

Each Non-Consenting Stockholder hereby assigns to each Consenting Stockholder the dividends contemplated above, and directs to the Company to make payment of such dividend directly to the Consenting Stockholder as contemplated above. Each Non-Consenting Stockholder hereby releases the Company from any liability or obligation with respect to such payments.

7. Default.

     (a) If a Stockholder fails to pay any amounts due under Section 5 or any amount it owes as a Consenting Stockholder under Section 6 of this Agreement, or any other amount due under this Agreement, when due, it shall be deemed a "Party in Default" and the non-defaulting Stockholder(s) shall be required to promptly advance such amounts to the Company (if more than one such non-defaulting Stockholder, pro rata in accordance with the number of shares of Common Stock owned) a "Default Loan". Upon the making of a Default Loan by a Stockholder, the Company shall issue a note a "Default Note" evidencing such Default Loan (in form substantially similar to the Initial Revolving Note with appropriate changes to reflect the interest rate and repayment terms set forth herein) to the Stockholders making such advances. Amounts advanced pursuant to a Default Loan shall accrue interest from the date advanced until paid in full at the rate per annum equal to the higher of the interest payable on the applicable Revolving Note, or Non-Consent Note plus 2%, provided, however, that in the event the aforesaid rate is contrary to any applicable usury law, the rate of interest to be charged shall be the maximum rate permitted by such applicable law. Notwithstanding anything to the contrary set forth herein, the Company shall repay amounts advanced as a Default Loan, interest thereon and all other amounts due or outstanding thereunder from any payments under an Initial Note or Non-Consent Note payable to such Party in Default, or dividends or other payments payable to the Party in Default from the Company until such amounts are paid in full. If more than one Default Note has been issued and is outstanding, the repayment of amounts made by the Company thereunder shall be paid to each holder of a Default Note pro rata in accordance with all amounts of principal and interest due and outstanding under such Default Notes as of the date of such repayment. The Company shall promptly give notice of any default by a Party in Default to a Party in Default and to each non-defaulting Stockholder (the "Default Notice"). If the default is not cured within five days after receipt by a Party in Default of the Default Notice, then in such event, for so long as such default is continuing, the Party in Default shall be subject to the following:

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                                                                  Execution Copy

          (i) Beginning five business days from the date a Default Notice is sent to a Party in Default, and thereafter while the Party in Default remains in default, neither the Party in Default nor its Designated Director(s) or Officer(s) shall be entitled to any rights under Sections 2, 3, 4, 7, 8 and 9 and any information or access pertaining to the Etame Field Contract Area.

          (ii) Beginning 60 days from the date the Default Notice is sent to a Party in Default, and thereafter while the Party in Default remains in default, without prejudice to any other rights available to the non-defaulting Stockholder to recover amounts owing to it under this Agreement, such non-defaulting Stockholder or Stockholders (pro rata based on the number of shares of Common Stock owned) shall have the option exercisable for a period of 30 days after all amounts due under the IFC Loan have been paid in full, to purchase at a price of $1,000 all of the Party in Default's right, title and beneficial interest in and to the capital stock of the Company from the Party in Default effective on the date of the non-defaulting Stockholder's notice of intent to exercise the option to the Party in Default; provided that so long as any amounts remain due under the IFC Loan, the non-defaulting Stockholder must, at its option, either pay in full all amounts owed under the IFC Loan or delay the exercise of the option set forth in this section until the IFC Loan has been repaid. Effective on the date of the non-defaulting Party's notice of intent to exercise the option to purchase the Common Stock owned by the Party in Default, the Party in Default shall assign to the non-defaulting Stockholder as liquidated damages for the failure to pay any amounts due in connection with approved operations, the right to receive all dividends or other distributions payable by the Company to such Party in Default. After receipt of the non-defaulting Stockholder's notice of intent to exercise the option, the Party in Default shall not have the right to cure its default or refuse to allow the non-defaulting Stockholder to exercise the purchase option when the IFC Loan has been repaid.

     (b) Should the Party in Default desire to cure its default such Party must advance to the Company pursuant to the Initial Revolving Note or appropriate Non-Consent Note, in one lump sum, all amounts outstanding or owed on any Default Notes issued to the other Stockholders in respect of the default of such Party in Default. Immediately upon such payment, the Company shall use the proceeds to repay the Default Loan, such Party shall no longer be in default. Notwithstanding the foregoing, a Party in Default may not cure such Default after another Party has sent notice of the exercise of the option in Section 7(a)(ii).

8. Financial Reporting.

     (a) The Company agrees to deliver and each Stockholder agrees to use its reasonable efforts to cause the Company to deliver to each Stockholder:

          (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, statements of income, stockholders' equity and cash flows of the Company for the period from the beginning of the current fiscal year to the end of such quarterly period, and a balance sheet of the Company as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in

                                                                  Execution Copy

     reasonable detail and satisfactory in form to the Stockholders and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustment;

          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, statements of income and cash flows and a statement of stockholders' equity of the Company for such year, and a balance sheet of the Company as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, and reported on by independent public accountants of recognized national standing selected by the Company and, as to the consolidating statements, certified by an authorized financial officer of the Company as true and correct in all material respects;

          (iii) as soon as practicable and in any event within 20 days after the end of each month, copies of Management Reports prepared by VGEI one delivered to the Company setting forth in each case in comparative form corresponding figures for monthly revenues, expenses, production, and accounts balances attributable to VGEI's interest in the Etame Field Contract Area and the Production Sharing Contract

          (iv) such other information respecting the condition or operations, financial or otherwise, of the Company as any Stockholder may reasonably request.

     (b) The Company shall maintain, and shall cause VGEI to maintain, their respective books and records in a manner such that they can specifically identify and allocate all distributions, dividends and other amounts paid by VGEI to the Company and attributable to Mandatory Operations and each Discretionary Operation conducted under the Joint Operating Agreement. In determining whether an item of revenue, cost or expense or a distribution, dividend or other amount was attributable to a Mandatory Operation or a particular Discretionary Operation, all revenues, costs and expenses shall be allocated as provided in the Joint Operating Agreement, and if not provided for in the Joint Operating Agreement, such revenues, costs and expenses shall be allocated in a manner deemed appropriate by the Company in its reasonable discretion, whose allocation shall be final and binding absent manifest error. Each Stockholder shall have the right, during normal business hours and for a proper purpose to inspect the books and records of the Company and VGEI relating to such allocations. The Company shall use such allocations to determine the Capital Cost of a Consent Operation, the Amounts Attributable to a Consent Operation, the Capital Costs of a Non-Consent Operation, the Amounts Attributable to Non-Consent Operations and the other amounts required to be determined under Sections 5, 6 and 7 of this Agreement, and such determinations by the Company shall be final and binding on the Parties absent manifest error.

9. General Restrictions on Transfer. The Stockholders agree that they will not make a Disposition, except to a wholly owned subsidiary of such Stockholder or to a person who directly or indirectly owns 50% or more of the capital stock of such Stockholder (a "Permitted Disposition") for so long as such assignee remains wholly owned, or in accordance with the terms of this Agreement. Any purported Disposition in violation of any provision of this Agreement, the Subordination and Share Retention Agreement or the Pledge of Shares Agreement will be void and will not operate to transfer any interest or title in such shares to the

                                                                  Execution Copy

purported transferee, and will give the other Stockholders an option and preferential right to purchase such shares in the manner and on the terms and conditions provided in such Agreement.

10. Right of First Option; Tag-Along Rights; and Drag-Along Rights.

     (a) If any Stockholder desires to make a Disposition (other than a Permitted Disposition) of any shares of Common Stock owned or held by it by offering for Disposition to a third party, such Stockholder (for purposes of this Section 10, a "Selling Stockholder") shall first offer such shares (the shares of Common Stock proposed to be transferred being called the "Subject Shares") for sale at the Offering Price to the other Stockholders, all in accordance with the following provisions of this Section 10; provided however, if VEI is the Selling Stockholder and any amounts are owed under the IFC Loan, the Selling Stockholder must either obtain the written consent of IFC for the proposed Disposition or cause VGEI to repay all amounts due under the IFC Loan.

          (i) The Selling Stockholder shall deliver a written notice ("Offering Notice") to the other Stockholders to sell the Subject Shares to the Stockholders pursuant to this Agreement, indicating the number of Subject Shares and the proposed Offering Price. Within 15 days from the receipt of such Offering Notice, the other Stockholders may deliver to the Selling Stockholder written notice accepting the offer in the Offering Notice ("Reply Notice"), pursuant to which each such Stockholder must purchase the number of shares equal to the product of: (A) the total number of Subject Shares, multiplied by (B) the fraction equal to the total number of shares of Common Stock owned by the Stockholder, divided by the aggregate number of shares of Common Stock owned by all Stockholders other than the Selling Stockholder. Any such Reply Notice shall constitute an agreement binding upon the Selling Stockholder and the Stockholder(s) delivering the Reply Notice to sell and purchase the stated portion of the Subject Shares at the Offering Price or the Purchase Price, as applicable.

     (b) If the Stockholders do not elect to purchase all of the Subject Shares then upon any Disposition of the Subject Shares the Selling Stockholder shall cause the proposed transferee (the "Proposed Purchaser") to offer in writing (a "Sale Notice"), not less than 30 nor more than 120 days prior to the consummation of any proposed Disposition, to the Stockholders other than the Selling Stockholder (the "Tag Along Stockholders") to purchase a Proportionate Share of the shares held by each Tag Along Stockholder. The Sale Notice shall set forth: (i) the name of the Selling Stockholder and the number of Subject Shares proposed to be transferred, (ii) the name and address of the Proposed Purchaser, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such Proposed Purchaser and (iv) that the Proposed Purchaser has been informed of the tag along right provided for in this
Section 10(b) and has agreed to purchase shares of Common Stock owned by any Tag Along Stockholder in accordance with the terms hereof. The tag along right may be exercised by any Tag Along Stockholder by delivery of a written notice to the Proposed Purchaser and Selling Stockholder (the "Tag Along Notice") within 30 days following its receipt of the Sale Notice. The Tag Along Notice shall state the amount of shares of Stock (the "Tag Along Shares") that such Tag Along Stockholder proposes to include in such transfer to the Proposed Purchaser. To the extent that a Tag Along Stockholder accepts such tag along offer, the number of shares of Common Stock to be sold to the Proposed Purchaser by the Selling Stockholder shall be reduced

                                                                  Execution Copy

to the extent necessary to comply with this Section 10(b). In the event that the Proposed Purchaser does not purchase all Tag Along Shares from the Tag Along Stockholders on the same terms and conditions as specified in the Sale Notice, then the Selling Stockholder shall not be permitted to sell any Subject Shares to the Proposed Purchaser in the proposed transfer. The closing of any purchase from the Tag Along Stockholders shall occur contemporaneously with the purchase and sale of the Subject Shares (as adjusted hereunder) or at such other time as such Tag Along Stockholders and the Proposed Purchaser shall agree.

     (c) In the event that (i) the total shares sought to be purchased by the Proposed Purchaser constitute 100% of the shares of Common Stock outstanding on the date of the Sale Notice, and (ii) a majority of the Company's Board of Directors approves such transaction, then each such Selling Stockholder shall have the right (the "Drag Along Right") beginning on the date that is the first day after such tag-along right has either expired or been rejected and ending 20 days thereafter, to request that each Stockholder sell all shares of Common Stock owned by such Stockholder to the Proposed Purchaser. All such sales shall be on the same terms and conditions as, and occur simultaneously with, the sale of shares to such Proposed Purchaser by such Selling Stockholder. If all Stockholders do not agree to sell their shares to the Proposed Purchaser, the Company shall use its reasonable best efforts to restructure the ownership of the Company and/or VGEI to enable the Selling Stockholder to sell its entire economic interest in the Etame Field Contract Area; provided however, if any amounts are owed under the IFC Loan the Selling Stockholder must either obtain the written consent of IFC for the proposed Disposition or cause VGEI to repay all amounts due under the IFC Loan.

     (d) If the other Stockholders do not elect to purchase all Subject Shares, the Selling Stockholder shall, subject to Sections 10(b) and 10(c) hereof, be freed and discharged, except as herein stated, from all obligations under the terms of Section 10(a) provided that the Selling Stockholder sells the Subject Shares at 90% or more of the Offering Price and upon the terms stated in the Offering Notice, and only if such sale shall be completed within a period of 180 days from the date of delivery of the Offering Notice to the other Stockholders. If the Selling Stockholder does not complete the Disposition within such 180 day period, all the provisions of this Agreement, including the provisions of
Section 10(a), shall apply to any future sale or offer for sale of such shares of Common Stock owned by the Selling Stockholder.

     (e) If a Stockholder receives notice or otherwise becomes aware that its Common Stock may be the subject of an involuntary Disposition, such Stockholder shall notify the other Stockholders of such possible involuntary Disposition, and will cooperate with such other Stockholders to avoid such involuntary Disposition. Upon any involuntary Disposition of shares of a Stockholder's Common Stock, the Stockholder or its representative shall send notice thereof, disclosing in full to the Company and the other Stockholders the nature and details of such involuntary Disposition. The transferee of such shares shall not be entitled to any rights under this Agreement other than the right to receive dividends and distributions but shall have all obligations to make the advances to the Company set forth in Sections 5 and 6 of this Agreement.

     (f) The transferee of any shares of a Stockholder's Common Stock pursuant to a Disposition shall be subject to and bound by the terms and conditions of this Agreement and each such transferee shall execute an Addendum Agreement in the form attached as Exhibit A.

                                                                  Execution Copy

11. Representations and Warranties of Stockholders. Each Stockholder hereby represents and warrants to the other Stockholders as follows:

     (a) As of the date hereof, such Stockholder is the record and beneficial owner of the number of shares of Common Stock set forth in the Preliminary Statements to this Agreement.

     (b) Such Stockholder, if not a natural person, is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

     (c) Such Stockholder has full power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

     (d) The execution, delivery, and performance by such Stockholder of this Agreement do not and will not (i) contravene or violate any provision of its charter or other governing documents, from time to time in effect, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties may be bound or (iii) violate any applicable law, rule or regulation binding upon such Stockholder.

     (e) No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party which has not been received is required to be obtained or made by such Stockholder in connection with the execution, delivery, or performance by such Stockholder of this Agreement.

12. Survival of Provisions. All representations, warranties and covenants made by each party hereto in this Agreement or any other document contemplated hereby shall be considered to have been relied upon by the other Parties hereto and shall survive the execution and delivery of this Agreement or such other document, regardless of any investigation made by or on behalf of any such Party.

13. Entire Agreement. This Agreement and the other documents contemplated hereunder contain the entire understanding of the parties hereto with respect to the subject matter hereof. Neither the Company nor any Stockholder shall be a party to any agreement regarding the voting or Disposition of capital stock of the Company, as such, unless the Company and all such Stockholders are also parties to that agreement, except with the written consent of the Company and all such Stockholders who are not parties to such an agreement. To the extent that the terms of this Agreement conflict with, or shall require the Company, VGEI or a stockholder to take an action which would or could with the passage of time result in a default under, the terms of the IFC Loan, Stockholders shall only take such actions, and shall use reasonable best efforts to cause the Company and VGEI to take such actions, as do not conflict with or cause a default under, the IFC Loan.

                                                                  Execution Copy

14. Amendments. This Agreement may be amended, modified, supplemented, restated or discharged only by unanimous agreement of the Stockholders.

15. Notices. All notices and other communications required under this Agreement shall (i) be in writing; (ii) shall be addressed to the Parties as indicated below unless modified in writing of a change in address pursuant to the methods described in this Section 15; and (iii) shall be deemed to have been given either when personally delivered or if sent by recognized overnight courier service, the next business day, or if sent by mail (in which event it shall be sent postage prepaid), upon delivery thereof, or, if sent by telegram, telex, or facsimile upon delivery thereof (if such delivery is promptly confirmed in writing). The addresses of the Parties are as follows:

          If to VEI to:

          VAALCO Energy, Inc.
          4600 Post Oak Place, Suite 309
          Houston, Texas 77027
          Attention: President
          Facsimile No.: 713-623-0982

          If to NIC to:
          Nissho Iwai Corporation
          3-1, Daiba 2-chome, Minato-ku, Tokyo 135-8655 JAPAN
          Attention: Shinichi Teranishi General Manager, Energy Project Department,
          Facsimile No.: 81-3-5520-2964

          If to the Company to:
          VAALCO International, Inc.
          4600 Post Oak Place, Suite 309
          Houston, Texas 77027
          Attention: President
          Facsimile No.: 713-623-0982

16. Termination. This Agreement shall terminate upon: the written consent of each of the Stockholders. The commitment of any Stockholder to make any advance or loan to the Company hereunder pursuant to Sections 5, 6 or 7 or otherwise shall terminate upon the occurrence of the earlier of (i) the adjudication of the Company as bankrupt or insolvent by a court of competent jurisdiction, (ii) the liquidation or dissolution of the Company, (iii) the merger of the Company, other than a merger into a wholly owned subsidiary, in which the Company is not the surviving corporation, (iv) the consolidation of the Company with one or more other corporations, or (v) a public offering of the Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended. The rights of a particular Stockholder under this Agreement, other than the right to receive payment for his shares, shall terminate immediately upon such Stockholder ceasing to be a holder of Common Stock other than rights to be repaid pursuant to sections 5, 6, or 7 hereof, or note contemplated hereunder.

17. Power of Attorney. For the purpose of executing an Addendum Agreement, all the Stockholders hereby appoint the Company as their agent and attorney to execute such Addendum

                                                                  Execution Copy

Agreement on their behalf and expressly bind themselves to the Addendum Agreement by the Company's execution of that Agreement without further action on their part.

18. Waiver. Each Party may only waive any right it may have pursuant to this Agreement in writing and subject to the notice provisions hereof. Any waiver of a right, including any right under this Agreement, by any Party shall not constitute a waiver of any other right by such Party. Failure or delay by any Party to enforce any term or condition of this Agreement shall not constitute a wavier of such term or condition.

19. Choice of Law. This Agreement shall be governed by the Delaware General Corporate Law with respect to corporate law matters and for all other matters the internal laws of the State of New York, notwithstanding regard to principles of conflicts of law.

20. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

21. Legends. The certificate or certificates representing the Common Stock now owned or hereafter acquired by the Stockholders shall have conspicuously stamped, printed, or typed on the face or back thereof a legend substantially in the following form:

     "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THAT CERTAIN STOCKHOLDERS' AGREEMENT, DATED AS OF AUGUST ___, 2002, BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY AS AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS' AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

22. Specific Performance. Each of the Parties hereto recognizes that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any nonbreaching Party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

23. Counterparts. This Agreement may be executed in multiple counterparts, with each such counterpart constituting an original and all of such counterparts constituting but one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party hereto shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents.

24. Jurisdiction. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court located in New York, NY. The Parties agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

                                                                  Execution Copy

     IN WITNESS WHEREOF, this Stockholders' Agreement has been executed as of the date above first written.

                                       VAALCO International, Inc.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Nissho Iwai Corporation


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       VAALCO Energy, Inc.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT A

                               ADDENDUM AGREEMENT

     Addendum Agreement made this      day of         ,     , by and between
                                  ----        --------  ----
                                             (the "New Stockholder") and VAALCO
--------------------------------------------
International, Inc., a Delaware corporation (the "Company"), and the other stockholders (the "Stockholders") of the Company, who are parties to that
certain Stockholders' Agreement dated August   , 2002 (the "Agreement"), between
                                             --
the Company and the Stockholders.

                               W I T N E S E T H:

     WHEREAS, the Company and the Stockholders entered into the Agreement to impose certain restrictions and obligations upon themselves and the shares of Common Stock, $0.001 par value, of the Company held by them (the "Shares");

     WHEREAS, the New Stockholder is desirous of becoming a stockholder of the Company; and

     WHEREAS, the Company and the Stockholders have required in the Agreement that in certain circumstances certain persons being offered Shares must enter into an Addendum Agreement binding the New Stockholder to the Agreement to the same extent as if it was an original party thereto, so as to promote the mutual interests of the Company, the Stockholders and the New Stockholder by imposing the same restrictions and obligations on the New Stockholder and the shares of Common Stock to be acquired by it as were imposed upon the Stockholders under the Agreement;

     NOW, THEREFORE, in consideration of the mutual promises of the parties, and as a condition of the purchase of the shares of Common Stock in the Company, the New Stockholder acknowledges that it has read the Agreement. The New Stockholder shall be bound by, and shall have the benefit of, all the terms and conditions set out in the Agreement to the same extent as if it was a "Stockholder" as defined in the Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.

                                       New Stockholder


                                       By
                                         ---------------------------------------

Address for notices under
Section 15 of Agreement:

                          -----------------------------

                          -----------------------------

                          -----------------------------

                                    EXHIBIT B

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN STOCKHOLDERS' AGREEMENT, DATED AS OF AUGUST___, 2002, BY AND AMONG THE MAKER AND CERTAIN STOCKHOLDERS OF THE MAKER, AS AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS' AGREEMENT WILL BE FURNISHED BY THE MAKER TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE MAKER AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

                                 REVOLVING NOTE

$______.00                        New York, NY               August   , 2002
                                                                   ---

     FOR VALUE RECEIVED, the undersigned, VAALCO International, Inc. ("Maker"),
hereby unconditionally promises to pay to the order of           ("Payee"), at
                                                       ---------
               , or such other address given to Maker by Payee at the times set
---------------
forth herein but in no event later than the Extended Maturity Date, the
principal sum of            ($________.00), or so much thereof as may be
                 -----------
advanced from time to time by Payee hereunder prior to maturity, in lawful money of the United States of America, together with interest (calculated on the basis of a 365-day or 366-day year, as appropriate) on the unpaid principal balance from day-to-day remaining and any other amounts due and payable hereunder, computed, in the case of principal, from the date of advance until maturity, and in the case of any other amount, from the date due until repaid in full at the rate per annum which shall from day-to-day be equal to the Interest Rate.

     1. Definitions. Capitalized terms not defined herein shall have the meaning assigned to those terms in the Stockholders' Agreement defined below. When used in this Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

          (a) Base Rate means for any day a fluctuating rate per annum equal to the higher of (i) the Federal Funds Rate plus one-half of one percent (0.5%), and (ii) the rate of interest in effect for such day as publicly announced from time to time by Citibank, N.A. as its "prime rate." Such rate is a rate set by Citibank, N.A. based upon various factors including costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Citibank, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

          (b) Business Day means for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by any applicable law to be closed at the place of Payee's office stated above and in New York, New York.

          (c) Default has the meaning ascribed to it in Section 7 hereof.

          (d) Extended Maturity Date means the fifth anniversary of the Maturity Date.

          (e) Federal Funds Rate means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(i) if such day is not a Business Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate charged to Citibank, N.A. on such day on such transactions.

          (f) Interest Rate means if a Default shall exist, the lesser of (a) the Maximum Rate and (b) the sum of (i) the Base Rate plus (ii) four percent (4%) and if no Default shall exist, subject to Section 2(c) hereof, the lesser of (a) the Maximum Rate and (b) the sum of (i) the Base Rate plus (ii) two percent (2%).

          (g) Maturity Date means the twentieth (20th) anniversary of the date hereof.

          (h) Maximum Rate means, for any day a rate per annum equal to 18%.

          (i) Obligation means all indebtedness, liabilities, and obligations, of every kind and character, of Maker, now or hereafter existing in favor of Payee, arising under this Note.

          (j) Stockholders' Agreement means that certain Stockholders' Agreement
dated August   , 2002, between Maker,            and Payee, including any
             --                       ----------
related instruments, and agreements executed in connection therewith, in each case as the same may be renewed, extended, amended, supplemented, restructured, restated, refunded, replaced, or refinanced from time to time on one or more occasions.

     2. Payment. The principal hereof advanced and from time to time remaining unpaid and interest upon this Note shall be due and payable, as follows:

          (a) Principal together with accrued interest thereon, shall be paid on the last Business Day of each of the Maker's fiscal quarters in an amount equal to [9.99][90.01] % of the Amounts Attributable to Consent Operations on such
date, less reasonable reserves, commencing on August   , 2002, with a final
                                                     --
payment of all unpaid principal and interest thereon on the "Maturity Date" of
August    , 2022. All payments received hereunder shall be
       ---
applied first to the payment of accrued but unpaid costs or other expenses constituting Obligation, second to interest due and payable with the balance applied to principal. This Note is non-recourse to the Company, payable solely as described in this Section 2.

          (b) Should the principal of, or any installment of the accrued but unpaid costs or other expenses constituting the Obligation, or interest upon, this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension.

          (c) All past due principal of and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the Maximum Rate.

          (d) Until the Maturity Date, the undersigned may borrow, pay, prepay in whole or in part and reborrow hereunder, so long as not more than $__________ of principal is outstanding at any one time, it being understood that this Note is a revolving credit note; it being expressly contemplated that, by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder, but, notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans or advances made subsequent to such occurrences; and it being understood and agreed that advances and repayments of principal under this Note are not limited to the face amount of principal, but to a maximum of the face amount of principal at any one time outstanding. Payee may advance funds pursuant to this note from time to time, and from time to time the undersigned will make repayments on the principal of this Note, so that no more than the face amount of principal shall be outstanding at any one time. Each advance and each payment of principal hereunder shall be reflected by a notation made by Payee in its business records. The aggregate unpaid principal amount of advances, the accrual and capitalization of interest hereon, the amount of any other Obligation outstanding and the repayment thereof, in each case reflected by the notations made in Payee's business records shall be prima facie evidence absent manifest error of the amount of Obligation owing under this Note, which amount the undersigned unconditionally promises to pay to the order of Payee under the terms hereof.

          (e) Notwithstanding anything to the contrary set forth herein, if the Payee becomes a party in Default as defined in the Stockholders' Agreement, no amounts shall be payable to Payee under this Note until such time as Payee cures such default as provided in the Stockholders' Agreement. Amounts otherwise payable to Payee shall be used to repay any Default Loan as provided in the Stockholders' Agreement, or if all such Default Loans have been repaid, such amounts shall be retained by the Company.

     3. Extension. Notwithstanding anything to the contrary contained herein, so long as no Default has occurred under this Note, and no Default has occurred under any document evidencing or securing this Note, and no event has occurred which could, with the giving of notice or the passage of time, or both, constitute such a Default, Payee shall, at Maker's request, exercised by delivery to Payee, on or before a date more than thirty (30) days, but not more than ninety (90) days, prior to the Maturity Date of an extension request to, extend the maturity date of this Note to the Extended Maturity Date.

     4. Rights Under Stockholder Agreement. This Note has been executed and delivered pursuant to, and is subject to certain terms and conditions set forth in the Stockholders' Agreement and is one of the "Initial Revolving Notes" referred to therein. The Holder of this Note shall be entitled to the benefits provided in the Stockholders' Agreement. Reference is made to the Stockholders' Agreement for a statement of (a) the obligation of Payee to advance funds hereunder and (b) Maker's right to prepay this Note.

     5. Waivers. Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no single or partial exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Payee at law, in equity or otherwise.

     6. Default and Remedies.

          (a) A "Default" shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest upon, this Note or the Obligation and such failure shall continue for sixty (60) days following the date Payee notifies Maker of such failure; (ii) default shall occur in the performance of any of the covenants or agreements of Maker contained herein, in any other document executed or delivered to Payee in connection herewith and such default shall continue [for sixty (60) days following the date Payee notifies Maker of such default];(iii) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority finding that either the Production Sharing Contract or the Joint Operating Agreement (A) ceases to be a legal, valid, binding agreement enforceable against any party executing the same in accordance with the respective terms thereof, (B) are ineffective or inoperative or (C) in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby; (iv) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (v) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; (vi) Payee's liens, mortgages or security interests in any of the collateral for this Note, if any, should become unenforceable, or cease to be liens, mortgages or security interests of the priority purported to be granted thereby; or (vii) the dissolution or termination of Maker.

          (b) If Maker fails or refuses to pay any part of the principal of or interest upon this Note or any Obligation as the same become due, or upon the occurrence of any Default hereunder or under any other agreement or instrument securing or assuring the payment of this Note or executed in connection herewith, then in any such event the holder hereof may, at its option, (i) terminate Payee's commitment to make advances hereunder, (ii) declare the entire unpaid balance of the Obligations to be immediately due and payable without presentment or notice of any kind which Maker waives pursuant to Section 5 herein, (iii) reduce any claim to judgment, and/or (iv) pursue and enforce any of Payee's rights and remedies available pursuant to any applicable law or agreement including, without limitation, foreclosing all liens and security interests securing payment thereof or any part thereof; provided, however, in the case of any Default specified in (iv), (v) or (vii) of Section (a) above without any notice to Maker or any other act by Payee, Maker's right to request advances under this Note shall thereupon terminate and the Obligations shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

     7. Voluntary Prepayment. Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment, and shall be applied to the installments of principal due hereunder in the inverse order of maturity.

     8. Usury Laws. Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on the Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

     9. Costs. The loan evidenced by this Note shall be closed without expense to Payee, it being understood and agreed that all expenses necessary and usual to a transaction of this kind shall be paid by Maker on demand, such costs and expenses to include but not to be limited to: reasonable attorneys' fees arising in connection with the negotiation and preparation of this Note and all documents to be executed in connection with this Note. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay on demand all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees, including all costs of appeal.

     10. GOVERNING LAW; JURISDICTION. THIS INSTRUMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY, INCLUDING BUT WITHOUT LIMITATION, ALL CONTRACT, TORT, EQUITY, OR OTHER CLAIMS OR COUNTERCLAIMS AND ALL QUESTIONS INVOLVING USURY AND THE MAXIMUM RATE OF INTEREST WHICH MAY BE CONTRACTED FOR, CHARGED, OR RECEIVED SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. IN ANY LITIGATION IN CONNECTION WITH OR TO ENFORCE THIS NOTE MAKER AND PAYEE IRREVOCABLY CONSENT TO AND CONFER PERSONAL JURISDICTION ON THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES COURTS LOCATED WITHIN THE STATE OF NEW YORK.

     11. JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER AND PAYEE HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THIS NOTE, THE STOCKHOLDER'S AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF PAYEE AND MAKER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN

KNOWINGLY AND VOLUNTARILY BY MAKER AND PAYEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF PAYEE AND MAKER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS A CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

     12. ENTIRETY. THE PROVISIONS OF THIS NOTE MAY BE AMENDED, REVISED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE. ANY SUCH WAIVER OR AMENDMENT SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE MADE OR GIVEN. THIS NOTE AND THE STOCKHOLDERS' AGREEMENT EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

     13. If any one or more of the provisions contained herein, or the applications thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any other provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     14. This note shall be binding and inure to the benefit of the parties and their respective successors and permitted assigns; however, no assignment or other transfer of the Maker's rights or obligations hereunder shall be made or be effective without the Payee's prior written consent nor shall it relieve the Maker of any Obligations hereunder.

                  [Remainder of Page Intentionally Left Blank;

                            Signature Page Follows.]

                                       MAKER:

                                       VAALCO INTERNATIONAL, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT C

                                 Approved Budget